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                                                                      EXHIBIT 21

     Information relating to certain of the subsidiaries of Peoples Heritage Financial Group, Inc. is set forth below:

     Direct Subsidiaries:

                    Name                       Jurisdiction of Incorporation
                    ----                       -----------------------------
  Peoples Heritage Bank                                   Maine
  First Coastal Banks, Inc.                               New Hampshire

  Indirect Subsidiaries:

                    Name                       Jurisdiction of Incorporation
                    ----                       -----------------------------
  The First National Bank of Portsmouth(1)                United States
  Heritage Investment Planning Group, Inc. (2)            Maine
  Peoples Heritage Leasing Corp. (2)                      Maine
  Peoples Heritage Mortgage Corporation(2)                Maine






--------------------------
  (1)  Subsidiary of First Coastal Banks, Inc.
  (2)  Subsidiary of Peoples Heritage Bank.